EXHIBIT 5.1

March 7, 2012

The Board of Directors of
Cinedigm Digital Cinema Corp.
55 Madison Avenue, Suite 300
Morristown, NJ 07960

Ladies and Gentlemen:

We have acted as special counsel to Cinedigm Digital Cinema Corp., a Delaware corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the  "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the sale from time to time of up to $30,000,000 aggregate maximum offering price of: (i) shares of Class A common stock, par value $0.001 per share, of the Company (the "Common  Stock"); (ii) shares of preferred stock, par value $0.001 per share, of the Company (the "Preferred Stock"); (iii) warrants to purchase Common Stock or Preferred Stock (the "Warrants"), which may be issued pursuant to one or more warrant agreements, including supplemental warrant agreements (each, a "Warrant Agreement"), between the Company and a warrant agent or warrant agents to be named; (iv) debt securities, in one or more series (the “Debt Securities” and, together with the Common Stock, the Preferred Stock and the Warrants, the "Securities"), which may be issued pursuant to one or more indentures (each, an “Indenture”); and (v) any combination of Common Stock, Preferred Stock ,Warrants and Debt Securities. As such counsel, you have requested our opinion as to the matters described herein relating to the issuance of the Securities.

We have examined the Fourth Amended and Restated Certificate of Incorporation and By-Laws of the Company, each as amended and restated through the date hereof; records of corporate proceedings of the Company, as made available to us by officers of the Company; an executed copy of the Registration Statement and all exhibits thereto, in the form filed with the SEC; a certificate of an officer of the Company relating to the matters referred to herein; and such matters of law deemed necessary by us in order to deliver this opinion.  We have assumed, without independently verifying or having any duty to verify,  that all agreements mentioned herein have been duly authorized, executed and delivered by all parties thereto (other than the Company) and are enforceable.  In the course of our examination, we have assumed the

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genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the authenticity of the originals of such copies, and the legal capacity of all natural persons.  As to certain factual matters, we have relied upon information furnished to us by officers of the Company.

This opinion is subject to the following additional limitations and qualifications:

(a)           We express no opinion concerning any law of any jurisdiction other than (i) the laws of the State of New York, (ii) the federal laws of the United States of America and (iii) the General Corporation Law of the State of Delaware.

(b)           We express no opinion with respect to the enforceability of any agreement or instrument or any provision thereof (i) to the extent such enforceability may be subject to, or affected by, applicable bankruptcy, insolvency, moratorium or similar state or federal laws affecting the rights and remedies of creditors generally (including, without limitation,  fraudulent conveyance laws) or general principles of equity (regardless of  whether enforceability is considered in a proceeding at law or in equity),  (ii) providing for specific performance, injunctive relief or other equitable remedies (regardless of whether such enforceability is sought in a proceeding in equity or at law), (iii) providing for indemnification or contribution, which provisions may be limited by federal and state securities laws or  policies underlying such laws, (iv) requiring any waiver of stay or extension laws, diligent performance or other acts which may be unenforceable under principles of public policy or (v) providing for a choice of law, jurisdiction or venue. We have assumed that such agreements, instruments or provisions are enforceable.

Based on the foregoing and solely in reliance thereon, it is our opinion that:

1.           When necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of shares of Common Stock, and when such shares of Common Stock are issued, paid for and delivered in accordance with the applicable underwriting or other agreement, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

2.           When necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of shares of a series of  Preferred Stock, including the designation of such series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designations  relating to such series of Preferred Stock, and when such shares of such series of Preferred Stock are issued, paid for and delivered in accordance with the applicable underwriting or other  agreement, such shares of such series of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

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3.           When necessary corporate action on the part of the Company has been taken to authorize a Warrant Agreement and the issuance and sale of a series of Warrants, including (i) the fixing and determination of the terms of the Warrants and (ii) if applicable, the reservation of a sufficient number of shares of Common Stock or Preferred Stock for issuance upon exercise of the Warrants and when such Warrant Agreement, such Warrants and the relevant warrant certificates, as applicable, have been duly executed, authenticated, issued, paid for and delivered in accordance with such  Warrant Agreement and the applicable underwriting or other agreement, such Warrants will be valid and binding instruments of the Company, enforceable in accordance with their terms.

4.           When necessary corporate action on the part of the Company has been taken to authorize an Indenture, if applicable, and the issuance and sale of a series of Debt Securities, including (i) the fixing and determination of the terms of the Debt Securities and (ii) if applicable, the reservation of a sufficient number of shares of Common Stock (or Preferred Stock) for issuance upon conversion of the Debt Securities (and if Preferred Stock, a sufficient number of shares of Common Stock for issuance upon conversion of such Preferred Stock, if applicable ), and when such Indenture and such Debt Securities have been duly executed, authenticated, issued, paid for and delivered or, in the case of “book-entry” Debt Securities, entered under the names of the purchasers thereof on the books of a depositary, in accordance with such  Indenture and the applicable underwriting or other agreement, such Debt Securities will be valid and binding obligations of the Company, enforceable in accordance with their terms.

In connection with our opinions expressed above, we have assumed that, at or prior to the time of the delivery of any Security, (i) the Company shall not have been dissolved; (ii) the Board of Directors of the Company shall have duly established the terms of such Security; (iii) the due authorization of the issuance and sale thereof shall not have been modified or rescinded; (iv) the Registration Statement shall have been declared effective and such effectiveness shall not have been suspended, terminated or rescinded; (v) there shall not have occurred any change in law affecting the validity or enforceability of such Security; (vi) none of the terms of any Security to be established subsequent to the date hereof nor the  issuance and delivery thereof or the compliance by the Company with the terms thereof will violate any law, rule or regulation or will result in a violation of any provision of any contract, agreement or instrument then binding upon the Company or any restriction imposed by any court or any  governmental or regulatory authority, agency or body having jurisdiction over the Company; and (vii) all securities into which a Security may be convertible or exercisable have been duly and validly reserved by the Company.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to it in the prospectus included therein under the caption "Legal Matters." In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

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This opinion is rendered solely to you in connection with the above matter.  This opinion may not be relied upon by you for any other purposes or relied upon by or furnished to any other person without our prior written consent.  We have no obligation to update this opinion for events or changes in law or fact occurring after the date hereof.

             Very truly yours,

             KELLEY DRYE & WARREN LLP

             By:    /s/ Jane Jablons